UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2014

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 9401 Wilshire Boulevard #608 Beverly Hills, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90212 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2014, Genius Brands International, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to the Company’s Articles of Incorporation to effect a 1-for-100 reverse split of the Company’s common stock (the “Reverse Stock Split”).

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01 Other Events.

The Reverse Stock Split was announced by FINRA (Financial Industry Regulatory Authority) on April 4, 2014 and will be effective on April 7, 2014. This action follows approval of the majority of the Company’s stockholders as of September 3, 2013, which approval granted authority to the Company’s Board of Directors to effect a reverse stock split of the Company’s authorized, issued and outstanding common stock at a ratio of not less than one for ten and not more than one for one hundred, in the sole discretion of the Company’s Board of Directors.

On April 7, 2014, each 100 shares of the Company’s issued and outstanding common stock will be combined into one share of common stock. The Company is not issuing fractional shares in connection with the Reverse Stock Split and will round fractional shares up to the next whole share.

On April 7, 2014, to indicate the Reverse Stock Split, a “D” will be appended to the Company’s trading symbol and for a period of 20 business days the Company’s common stock will trade under the symbol “GNUSD.” After the 20 business days, the Company’s trading symbol will revert to “GNUS.”

Additional information about the Reverse Stock Split is available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 24, 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Articles of Incorporation
99.1	Press Release dated April 7, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: April 7, 2014	By: /s/ Andrew Heyward
Name: Andrew Heyward
Title: Chief Executive Officer

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